ANNUAL MEETING PROXY CARD

FIELDPOINT PETROLEUM CORPORATION

PROXY SOLICITED ON BEHALF OF THE COMPANY

          The undersigned hereby constitutes and appoints Roger Bryant with full power of substitution, the true and lawful attorney and proxy of the undersigned to attend the Annual Meeting of the Shareholders of FieldPoint Petroleum Corporation (the "Company") to be held at Austin Country Club; 4408 Long Champs Drive, Austin, TX  78746 on Friday, October 24, 2014 at 11:00 a.m., Central Daylight Time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

(1)	To elect all of the nominees listed below:

Roger D. Bryant, Dan Robinson, Karl W. Reimers, Debra Funderburg & Nancy Stephenson

	FOR_____________	WITHHOLD AUTHORITY	________________

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below) _____________________________________________________________

(2)	To ratify our selection of our independent public accounts

	FOR ___________		AGAINST _____________	ABSTAIN __________

(3)	Advisory Approval of the Company’s Executive Compensation (Say-on-Pay)

	FOR ___________		AGAINST ____________	ABSTAIN ________

(4)	Advisory Vote on the Frequency of a Shareholder Vote on Executive Compensation (Say-on-Frequency)

	1 Year ___	2 Years ___	3 Years ___	ABSTAIN _______

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR PROPOSALS 2 AND 3 AND FOR EVERY 2 YEARS ON PROPOSAL 4, AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designee named above, strike out the name of the management designee and insert the name of your proxy in the space provided above.  Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

Non-Voting Items

Change of Address – Please print new address below.

________________________________________

________________________________________

 (PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

Date _______________________________________, 2014

_______________________________________________ Name (please type or print)

_______________________________________________ Signature

_______________________________________________ Signature, if held jointly

Please sign exactly as name appears to the left.  When shares are held by joint tenants, both should sign.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporation name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.